UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Common Stock Purchase Warrants	GMBL GMBLW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Helix Holdings, LLC Purchase Agreement

On January 27, 2021, Esports Entertainment Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report its entry into (A) an equity purchase agreement dated January 22, 2021 (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company can acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix, making Helix a wholly owned subsidiary of the Company.

On May 21, 2021, the Company and Helix amended the Helix Purchase Agreement pursuant to Amendment No. 1 to Equity Purchase Agreement (the “Helix Amendment”) to, among other things, (A) update Exhibit A thereto,(B) provide for an additional indemnifiable event by the Helix Equity Holders under Section 10.02 of the Helix Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of Helix, (C) extend the End Date (as defined in the Helix Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to Helix in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to Helix, (E) increase the amount of the Purchase Price (as defined in the Helix Purchase Agreement) to be paid in cash from $8,500,000 to $10,000,000 and reduce the amount of the Purchase Price to be paid in stock from $8,500,000 to $7,000,000, and (F) change the Stock Payment (as defined in the Helix Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $7,000,000 of the Purchase Price being payable to the Helix Equity Holders in shares of the Company’s common stock valued at $13.25 per share ( 528,302 shares).

The foregoing description contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Helix Amendment, and such description is qualified in its entirety by reference to the full text of the Helix Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to ggCIRCUIT LLC Purchase Agreement

The Initial Report also disclosed an equity purchase agreement dated January 22, 2021 (the “GGC Purchase Agreement), by and among the Company, ggCircuit LLC, an Indiana limited liability company (“GGC”) and the equity holders of GGC (the “GGC Equity Holders”), whereby the Company can acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC, making GGC a wholly owned subsidiary of the Company.

On May 21, 2021, the Company and GGC amended the GGC Purchase Agreement pursuant to the Amendment No. 1 to Equity Purchase Agreement (the “GGC Amendment”)to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the GGC Equity Holders under Section 10.02 of the GGC Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of GGC, (C) extend the End Date (as defined in the GGC Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to GGC in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to GGC, (E) increase the amount of the Purchase Price (as defined in the GGC Purchase Agreement) to be paid in cash from $13,000,000 to $15,000,000 and reduce the amount of the Purchase Price to be paid in stock from $13,000,000 to $11,000,000, and (F) change the Stock Payment (as defined in the GGC Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $11,000,000 of the Purchase Price being payable to the GGC Equity Holders in shares of the Company’s common stock valued at $13.25 per share ( 830,189 shares).

The foregoing description contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the GGC Amendment, and such description is qualified in its entirety by reference to the full text of the GGC Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Equity Purchase Agreement, dated May 21, 2021, by and among Esports Entertainment Group, Inc., Helix Holdings, LLC and the equity holders of Helix Holdings, LLC

10.2	Amendment No. 1 to Equity Purchase Agreement, dated May 21, 2021, by and among Esports Entertainment Group, Inc., ggCIRCUIT LLC and the equity holders of ggCIRCUIT LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: May 26, 2021	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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